CONFIDENTIAL Exhibit 4.7 [***] CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY BRACKETS IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) (IV) OF REGULATION S-K BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO FEDEX IF PUBLICLY DISCLOSED. AMENDMENT NO. 3 TO NETWORK INFRASTRUCTURE SERVICES AGREEMENT THIS AMENDMENT NO. 3 made the date of last signature by the Parties below. BETWEEN: TELUS COMMUNICATIONS INC., a corporation created under the Laws of the Province of British Columbia, having its registered office at 7th Floor, 510 West Georgia Street, Vancouver, British Columbia, V6B 0M3, (“TCI”) - and - TELUS COMMUNICATIONS (U.S.) INC., a corporation created under the Laws of the State of Delaware, having its registered office at 1209 Orange Street, Wilmington, DE 19801, (“TC U.S.”) - and - TELUS INTERNATIONAL (CDA) INC., a corporation incorporated under the Laws of the Province of British Columbia, having a place of business at 25 York Street, Toronto, Ontario, M5J 2V5, (“TI CDA”). - and - TELUS INTERNATIONAL HOLDING (U.S.A.) CORP., a corporation incorporated under the Laws of the State of Delaware, having its registered office at 2711 Centerville Road, Wilmington, DE 19808, (“TIHUS”) WHEREAS: A. TCI, TC U.S., TI CDA and TIHUS entered into a Network Infrastructure Services Agreement dated effective January 1, 2021 (TCI Contract No. 168116) (the “Agreement”); B. TCI, TC U.S., TI CDA and TIHUS entered into an (i) Amendment No. 1 to Network Infrastructure Services Agreement dated July 19, 2021, and (ii) Amendment No. 2 to Network Infrastructure Services Agreement dated December 6, 2022;

2 C. TCI, TC U.S., TI CDA and TIHUS wish to further amend the Agreement in accordance with the terms and conditions of this Amendment No. 3 to Network Infrastructure Services Agreement (“Amendment No. 3”). NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the covenants and agreements hereinafter set out, the Parties hereto agree as follows. 1. Where words and expressions which are defined in the Agreement are used herein, such words and expressions shall have the meaning ascribed to them in the Agreement unless otherwise specifically provided for herein. 2. Effective as and from the date of last signature by the Parties below, the Parties agree to amend the terms and conditions of the Agreement as follows: (a) The reference to “Schedule A-6 – Service Schedule – SIP Trunking Service” under Section 1.8 (Schedules) of the Agreement is deleted and replaced in its entirety with the following: [***] (b) The following Schedule references are added to Section 1.8 (Schedules) of the Agreement. [***] (c) Section 3 (Resale) of Schedule A-8 – Service Schedule – Carrier Ethernet Switched Service of the Agreement is deleted and replaced in its entirety with the following: [***] (d) The Schedule set forth in Attachment A to this Amendment No. 3 is added to the Agreement as Schedule A-9 – Service Schedule – One Voice SIP Trunking Service – Usage Based Billing. (e) The Schedule set forth in Attachment B to this Amendment No. 3 is added to the Agreement as Schedule A-10 – Service Schedule – One Voice CTS Services. (f) The Schedule set forth in Attachment C to this Amendment No. 3 is added to the Agreement as Schedule A-11 – Service Schedule – One Voice Nomadic 911 Service. 3. Except as amended herein all of the terms and conditions of the Agreement remain in full force and effect for the term of the Agreement. In the event of any conflict or inconsistency between this Amendment No. 3 and the Agreement, the terms of this Amendment No. 3 shall govern. 4. This Amendment No. 3 shall be binding upon the Parties hereto and their respective successors and permitted assigns. 5. This Amendment No. 3 and its application and interpretation will be governed exclusively by the laws prevailing in the Province of British Columbia and the federal laws of Canada applicable therein.

3 IN WITNESS HEREOF, the Parties have caused this Amendment No. 3 Agreement to be executed by their duly authorized officers. TELUS COMMUNICATIONS INC. Per: /s/ Danny Trinca Name: Danny Trinca Title: Director, Sales-Partner Solutions Date: March 23, 2023 TELUS INTERNATIONAL (CDA) INC. Per: /s/ Paul Egger Name: Paul Egger Title: VP, TI Global Operations Date: March 22, 2023 TELUS COMMUNICATIONS (U.S.) INC. Per: /s/ Erin Emmott Name: Erin Emmott Title: President Date: March 23, 2023 TELUS INTERNATIONAL HOLDING (U.S.A.) CORP. Per: /s/ Beth Howen Name: Beth Howen Title: Chief Transformation Officer Date: March 23, 2023

4 ATTACHMENT A TO AMENDMENT NO. 3 SCHEDULE A-9 SERVICE SCHEDULE – ONE VOICE SIP TRUNKING SERVICE – USAGE BASED BILLING

5 ATTACHMENT A TO SCHEDULE A-9 CHARGES

6 ATTACHMENT B TO AMENDMENT NO. 3 SCHEDULE A-10 SERVICE SCHEDULE – ONE VOICE CTS SERVICES

7 ATTACHMENT A TO SCHEDULE A-10 RATES AND TRAFFIC DISTRIBUTION

8 ATTACHMENT C TO AMENDMENT NO. 3 SCHEDULE A-11 SERVICE SCHEDULE – ONE VOICE NOMADIC 911 SERVICE

9 ATTACHMENT A TO SCHEDULE A-11 CHARGES FOR ONE VOICE NOMADIC 911 SERVICE